Exhibit 1

CONFORMED COPY

GOVERNMENT OF JAMAICA

U.S.$300,000,000 9% NOTES DUE 2015

UNDERWRITING AGREEMENT

May 25, 2005

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, NY 10179

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Ladies and Gentlemen:

The Government of Jamaica (the “Issuer”) proposes to issue and sell to the several managers listed on Schedule A attached hereto (the “Underwriters”) U.S.$300,000,000 principal amount of its 9% Notes due 2015 (the “Securities”). The Securities will be issued pursuant to the provisions of a Fiscal Agency Agreement dated as of June 20, 2002 among the Issuer, Deutsche Bank Trust Company Americas, as fiscal agent, principal paying agent and registrar (the “Fiscal Agent”), and Deutsche Bank Luxembourg S.A., as paying agent and transfer agent (the “Luxembourg Paying Agent”), as supplemented by the Second Supplemental Fiscal Agency Agreement, dated as of June 2, 2005, among the Issuer, the Fiscal Agent and the Luxembourg Paying Agent (collectively, the “Fiscal Agency Agreement”). Capitalized terms used but not otherwise defined in this Agreement are used herein with the meanings assigned to such terms in the Fiscal Agency Agreement.

The Issuer has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Schedule B (No. 333-118365) and related preliminary prospectuses for registration under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement, as amended as of the date of this Underwriting Agreement, and including all exhibits thereto, shall be referred to as the “Registration Statement”, including any post-effective amendment thereto that becomes effective prior to the Closing Date (as defined herein). Such term shall also include any Rule 430A Information deemed to be included in the Registration Statement at each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective. “Rule 430A Information” means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Securities Act.

The prospectus included in the Registration Statement in the form filed with the Commission, as amended or supplemented to the date of this Underwriting Agreement, but excluding any amendments or supplements related solely to an offering of a specific series of securities other than the Securities, is hereinafter referred to as the “Basic Prospectus”. The term “Preliminary Prospectus” shall refer to any preliminary form of the Prospectus used in connection with the offering and sale of the Securities (the “Offering”), including, without limitation, the Basic Prospectus and any preliminary prospectus supplement. The final prospectus supplement filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the “Rules and Regulations”), specifically relating to the Securities is referred to as the “Prospectus Supplement”. The Basic Prospectus together with the Prospectus Supplement is referred to herein as the “Prospectus.”

The Issuer hereby agrees with the Underwriters as follows:

1.	The Issuer agrees to issue and sell the Securities to the Underwriters as hereinafter provided, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally but not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite their respective names on Schedule A attached hereto, at a price (the “Purchase Price”) equal to 99.191% of the principal amount plus accrued interest, if any, from June 2, 2005 to the date of payment and delivery.

The Issuer confirms that the Underwriters intend (a) to offer the Securities pursuant to Schedule B of the Securities Act as soon after this Agreement has become effective as in the judgment of the Underwriters is advisable and (b) initially to offer the Securities upon the terms set forth in the Prospectus.

The Issuer confirms that it has authorized the Underwriters, subject to the restrictions set forth below, to distribute copies of the Prospectus in connection with the offering of the Securities.

2.	Each of the Underwriters hereby agrees that it has not offered, sold or delivered, and it will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Registration Statement, the Prospectus or any Preliminary Prospectus or any other material relating to the Offering, the Securities or the Issuer, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.

Bear, Stearns & Co. Inc. may, on behalf of the Underwriters for their own accounts and to the extent permitted by applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the Securities, including without limitation, creating a short position and bidding for and purchasing Securities to cover such short positions, and bidding for and purchasing Securities to stabilize the price of the Securities. In doing so, Bear, Stearns & Co. Inc. shall act as principal and not as agent of the Issuer and any loss resulting from stabilization will be borne, and any profit arising from the same shall be retained, by Bear, Stearns & Co. Inc. Bear, Stearns & Co. Inc. is not required to engage in these activities, and may end these activities at any time.

3.	Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 (the “Underwriters’ Counsel”), or at such other place as shall be agreed upon by you and the Issuer, at 10:00 A.M., New York City time, on June 2, 2005 or such other time not later than ten business days after such date as shall be agreed upon by Bear, Stearns & Co. Inc. and the Issuer (such time and date of payment and delivery being herein called the “Closing Date”).

Payment for the Securities shall be made to or upon the order of the Issuer of the purchase price by wire transfer in Federal (same day) funds to the Issuer or as directed by the Issuer upon delivery of certificates for the Securities to the Underwriters through the facilities of the Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Securities to be delivered to the Underwriters shall be registered in such name or names and shall be in such denominations as the Underwriters may request at least one business day before the Closing Date. The Issuer will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

As compensation to the Underwriters for their commitments hereunder, the Issuer will pay, or cause to be paid, to the Underwriters, underwriting and selling commissions in the aggregate amount of 0.375% of the principal amount of the Securities to be delivered by the Issuer hereunder on the Closing Date. Such compensation shall be deducted from the Purchase Price payable for the Securities as provided in this Section 3.

4.	Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Issuer hereby agrees to pay all costs and expenses, subject to the following, incident to the performance of the obligations of the Issuer hereunder, including the following: (a) the fees, disbursements and expenses of the Issuer’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the filing of the Registration Statement and the preparation, printing and filing of any amendments and supplements thereto, (b) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(c) hereof, including the reasonable fees and disbursements of Underwriters’ Counsel in connection with such qualification and in connection with the Blue Sky survey, (c) all travel expenses of the Issuer’s officials and any other expense of the Issuer incurred in connection with attending or hosting meetings with prospective purchasers of the Securities, (d) the filing fees incident to, and the reasonable fees and disbursements of Underwriters’ Counsel in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (e) the ongoing cost and charges of any fiscal agent, paying agent, transfer agent or registrar and (f) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that except as provided in this Section, and Sections 8, 9 and 10 hereof, the Underwriters will pay (i) the fees of their counsel, (ii) the initial cost and charges of any fiscal agent, paying agent, transfer agent or registrar, (iii) the cost of printing and producing the Prospectus, this Agreement, the Fiscal Agency Agreement, the closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and (iv) all initial fees and expenses in connection with listing the Securities on the Luxembourg Stock Exchange.

5.	The Issuer represents and warrants to each of the Underwriters that:

(a)	The Issuer meets the requirements for use of Schedule B under the Securities Act. The Issuer is a “seasoned foreign government” and has filed with the Commission the Registration Statement under the Securities Act which has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Issuer’s knowledge, threatened by the Commission.

(b)

At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations,

when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(b) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Issuer by such Underwriter specifically for use therein (“Underwriters’ Information”). If Rule 434 is used, the Issuer will comply with the requirements of Rule 434.

(c)	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the condition (economic, fiscal or financial) of Jamaica.

(d)	The Issuer has full power and authority through its officials (who have been duly authorized) to execute and deliver each of this Agreement and the Fiscal Agency Agreement (together, the “Agreements”) and all other documents and instruments to be executed and delivered by it hereunder and thereunder, to issue the Securities, to undertake and to perform the obligations to be incurred by it as provided herein or therein, and to perform and observe the provisions hereof and thereof.

(e)	The execution, delivery and performance by the Issuer of the Agreements and all other documents and instruments to be executed and delivered by it hereunder and thereunder, and the issuance of the Securities have been, or as of the Closing Date will have been, duly authorized by all necessary governmental or other action.

(f)	The Securities to be sold by the Issuer pursuant to the Prospectus have been duly authorized by the Issuer and, when duly executed, issued and delivered by the Issuer against payment therefor and authenticated pursuant to the Fiscal Agency Agreement, will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms, subject to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; and the Securities conform in all material respects to the description thereof contained in the Prospectus.

(g)	Each of the Agreements have been duly authorized by the Issuer and, when duly executed and delivered by the Issuer and the other parties thereto, will constitute the legal, valid and binding agreements of the Issuer, and will be enforceable in accordance with its terms, subject to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; and each of the Agreements conforms in all material respects to the description thereof contained in the Prospectus.

(h)	There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon the Issuer, nor any provision of any contract, agreement or instrument to which the Issuer is a party, which would be contravened or breached, or under which a default would arise or a moratorium in respect of any obligations of the Issuer would be effected, as a result of the execution and delivery of any of the Agreements, or any other document or instrument to be executed and delivered by the Issuer hereunder or thereunder, the issue of the Securities as contemplated herein and in the Prospectus or as a result of the performance or observance by the Issuer of any of the terms of the Agreements, the Securities or any such document or instrument to be executed or delivered hereunder and thereunder; which contravention, breach or default would, individually or in the aggregate, have a material adverse effect on the financial, economic or fiscal condition of the Issuer or its ability to perform its obligations under the Agreements or the Securities or which is otherwise material to the rights of the holders of the Securities or which would give rise to any liability on the part of the Underwriters.

(i)	No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or Governmental Agency or other regulatory body in Jamaica is required for (i) the due execution, delivery and performance by the Issuer of any of the Agreements, any of the other documents and instruments to be executed and delivered by the Issuer hereunder and thereunder, (ii) the validity or enforceability against the Issuer of any of the Agreements, any such document or instrument to be executed and delivered by it hereunder and thereunder or the Securities or (iii) the issue, sale, delivery or listing on the Luxembourg Stock Exchange of the Securities or for the consummation of the other transactions contemplated by the Agreements or the Securities other than the directions, orders, notices and declarations made by the Minister of Finance and Planning as set forth in Section 7(i) of this Agreement, all of which have been obtained and are in full force and effect or will be obtained on or prior to the Closing Date and will be in full force and effect on the Closing Date. The issuance of the Securities and the transactions contemplated thereby do not and will not exceed the limitation on borrowing contained in, or otherwise violate, the Loan Act, 1964, as amended. For purposes of this Agreement, “Governmental Agency” means each agency, department, ministry, authority, statutory corporation or other statutory body or juridical entity of the Issuer or any political subdivision thereof.

(j)	The actual and estimated expenditures for the fiscal years ended 2005 and 2006 incorporated by reference to the Registration Statement or any amendment thereof or supplement thereto have been prepared in good faith and are based upon assumptions which, in the light of the circumstances under which they were made, are reasonable.

(k)

It is not necessary for the legality, validity, enforceability or admissibility of evidence of any Agreement or the Securities that they be filed, recorded or enrolled with any court or authority in Jamaica or that a stamp, registration or similar tax in Jamaica be paid on or in relation to them (other than a notice of remission of stamp duty made by the Minister of

Finance and Planning pursuant to the Stamp Duty Act which will be obtained on or prior to the Closing Date and will be in full force and effect on the Closing Date), nor will it be necessary for the Underwriters or the parties to the Fiscal Agency Agreement to register themselves for the purpose of taking any legal or other measures to enforce any Agreement or the Securities in Jamaica.

(l)	This Agreement, each other Agreement to be executed and delivered by the Issuer and the Securities are in proper legal form under the laws of Jamaica for the enforcement thereof in Jamaica against the Issuer.

(m)	Except as described in the Prospectus (as of its date and not as amended or supplemented), neither the execution, delivery and performance of each of the Agreements nor the issuance of the Securities will result in the creation of any Lien upon or with respect to any of the Issuer’s properties or revenues which does or will secure or provide for the payment of Debt of any Person. For purposes of this Agreement, “Debt” means, for any Person, the following (whether outstanding on the date of this Agreement or at any time thereafter): (i) all indebtedness of such Person for borrowed money, or for the deferred purchase price of property or services if and to the extent that the obligation to pay such purchase price is evidenced by an instrument, (ii) all reimbursement obligations of such Person under or in respect of letters of credit or banker’s acceptances, (iii) all obligations of such Person to repay deposits with or advances to such Person, (iv) all obligations of such Person (other than those specified in clauses (i) and (ii) above) evidenced by bonds, debentures, notes or other similar instruments, and (v) all direct or indirect guarantees, endorsements and similar obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person specified in clause (i), (ii), (iii) or (iv) above; “Lien” means any lien (other than any lien arising by operation of law), pledge, mortgage, security interest, deed of trust, charge or other encumbrance on or with respect to, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with or from the proceeds of, any asset or revenues of any kind; “Person” means an individual, corporation, partnership, association, joint stock issuer, joint venture, trust, unincorporated organization or any other juridical entity or a sovereign state or government or any agency or political subdivision thereof.

(n)	No event has occurred or circumstances arisen which, had the Securities been issued on the date hereof, might (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an Event of Default.

(o)	The Issuer’s obligations under the Agreements and the Securities are commercial in nature and are subject to civil and commercial law. The execution and performance of the Agreements and the issuance of the Securities by the Issuer constitute private and commercial acts. The waiver of immunity by the Issuer contained in this Agreement, the Securities and in the other Agreements and the appointment of the Process Agent in this Agreement, the Securities and in the Fiscal Agency Agreement, the consents by the Issuer to the jurisdiction of the courts specified in this Agreement, the Securities and in the Fiscal Agency Agreement and the provisions that the law of the State of New York shall govern this Agreement, the Securities and the Fiscal Agency Agreement are irrevocably binding on the Issuer.

(p)	There is no pending or, to the knowledge of the Issuer after reasonable inquiry, threatened legal action or proceeding affecting the Issuer, other than the proceedings referred to in the Prospectus under the caption “Legal Proceedings”, which (i) is reasonably likely individually or in the aggregate to have a material adverse effect on the economic, fiscal or financial condition of the Issuer or (ii) purports to affect the legality, validity or enforceability of any of the Agreements or the Securities.

(q)	The obligations of the Issuer under the Securities are or will at all times on and following the Closing Date be supported by the full faith and credit of Jamaica and are or will at all times on and following the Closing Date be general, direct, unconditional, unsecured and unsubordinated obligations of the Issuer that will rank pari passu without preference among themselves and the payment obligations of the Issuer under the Securities will at all times rank at least pari passu with all other present and future general, direct, unsecured and unsubordinated External Indebtedness of the Issuer.

(r)	The Issuer is a member of, and eligible to use the general resources of, the International Monetary Fund.

(s)	There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by the Issuer or any Governmental Agency or other Jamaican governmental, revenue or taxing authority or agency on or by virtue of the execution, delivery or performance by the Issuer of any Agreement, any of the other documents or instruments to be executed and delivered by the Issuer hereunder or thereunder, the issuance or delivery of the Securities, the enforcement hereof or thereof against the Issuer, or any payment to be made by the Issuer pursuant hereto or thereto other than pursuant to the Income Tax Act, the Transfer Tax Act, and the Stamp Duty Act. On or prior to the Closing Date, the Issuer will obtain a total exemption from withholding tax under the Income Tax Act in respect of payments to legal or beneficial holders of Notes who are non-residents of Jamaica and remissions of stamp duty and transfer taxes under the Stamp Duty and Transfer Tax Acts, respectively, and the Minister of Finance and Planning will issue appropriate orders and notices under the Income Tax Act, the Transfer Tax Act, and Stamp Duty Act, as applicable, to such effect and which shall be in full force and effect on the Closing Date.

(t)	Neither the Issuer nor any of its affiliates have taken and nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate their sale or resale.

(u)	There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed.

6.	The Issuer covenants and agrees with each of the Underwriters as follows:

(a)

The Issuer will notify you (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Issuer will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Issuer will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

(b)	The Issuer will promptly deliver to each of the Underwriters and Underwriters’ Counsel a signed copy of the Registration Statement, including all consents and exhibits filed therewith and all amendments thereto, and the Issuer will promptly deliver to the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as the Underwriters may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter the Issuer will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.

(c)	Promptly from time to time, the Issuer will use its reasonable best efforts to take such action as the Underwriters may reasonably request to qualify the Securities for offer and sale under the securities laws of such states and other jurisdictions in the United States as the Underwriters shall reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as the Underwriters shall reasonably request.

(d)	During the period of three years from the effective date of the Registration Statement, the Issuer shall furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of the Securities, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports furnished to or filed with the Commission or the Luxembourg Stock Exchange and (ii) such additional public information concerning the condition (economic, fiscal or financial) of Jamaica as the Underwriters may from time to time reasonably request.

(e)	The Issuer shall cause the net proceeds from the sale of the Securities to be applied as set forth in the Prospectus under “Use of Proceeds.”

(f)

If at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the opinion of internal or external counsel of the Underwriters or the Issuer, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of internal or external counsel of the Underwriters or the Issuer, it shall be necessary at any time to amend or supplement the Prospectus or Registration

Statement or to supplement the Prospectus Supplement to comply with the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Rules and Regulations, the Issuer will notify the Underwriters promptly and prepare and file with the Commission and furnish to the Underwriters either (i) an appropriate amendment or supplement to the Registration Statement or Prospectus Supplement (in form and substance satisfactory to you) which will correct such statement or omission or (ii) if the Issuer so elects a Form 18-K pursuant to the Exchange Act, as amended, or an amendment thereto which will correct such statement or omission; provided, however, that if any such amendment or supplement is required to be prepared and filed after the expiration of nine months after the time of issue of the Prospectus, the Underwriters shall reimburse the Issuer for its reasonable and documented costs and expenses (including, without limitation, all reasonable fees and expenses of counsel, auditors and printing fees) in connection with supplying the Underwriters with copies thereof.

(g)	Without prejudice to its obligations under subsections (a), (b) or (f) above, the Issuer will notify the Underwriters promptly of any change affecting any of its representations, warranties, covenants, agreements and indemnities herein at any time prior to payment being made to the Issuer on the Closing Date and take such steps as may be reasonably requested by the Underwriters to remedy the same.

(h)	All payments by the Issuer under this Agreement shall be made in dollars, free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature, unless such withholding or deduction is required by law, in which event the Issuer shall pay such additional amounts as will result in the receipt by the recipient of such amounts as would have been received by it if no such withholding or deduction had been required. In the event that any transaction or payment made pursuant to this Agreement, or in connection with the enforcement of this Agreement, should be subject to any stamp duty, or other issue, transaction, value added or similar tax or duty (including court fees) payable in Jamaica, the Issuer will pay such additional amounts as may be necessary to ensure that the actual amount received equals the amount that would have been received had the payments not been subject to such duty or tax.

(i)	For so long as any Securities remain outstanding, the Issuer shall obtain and keep in full force and effect all authorizations from (including, without limitation, those items referred to in Section 7(i)(iii) of this Agreement), and make and keep in full force and effect all registrations with any Governmental Agency that may be required for the execution, delivery and performance of the Agreements by the Issuer or for the validity or enforceability against the Issuer of the Agreements, and that may be required for the issuance, validity or enforceability of the Securities.

(j)	The Issuer shall use its reasonable best efforts to procure the acceptance of the Securities into the book-entry systems of DTC, Euroclear and Clearstream Luxembourg and the eligibility of the Securities for clearance and settlement through DTC, Euroclear and Clearstream Luxembourg, and shall maintain the same until none of the Securities are outstanding.

(k)	In the event that interest due and payable on the Securities is not paid on the appointed date of payment, the Issuer undertakes that it will take all necessary and appropriate action to provide for the due inclusion of any amount that is not otherwise a statutory charge on the Issuer’s Consolidated Fund.

(l)	The Issuer shall not, during the period beginning on the date hereof and continuing to and including the date which is 60 days following the Closing Date, offer, sell, contract to sell, or otherwise dispose of in any offering targeted to the international capital markets any United States dollar denominated securities of or guaranteed by the Issuer that are similar to the Securities without the prior written consent of Bear, Stearns & Co. Inc., on behalf of the Underwriters, such consent not to be unreasonably withheld. The Underwriters shall, prior to determining whether or not to consent, consult with the Issuer.

(m)	The Issuer confirms that it has authorized the Underwriters to make or cause to be made an application on its behalf for the Securities to be listed on the Luxembourg Stock Exchange.

(n)	The Issuer agrees to use its reasonable best efforts to maintain such listing on the Luxembourg Stock Exchange for as long as any of the Securities are outstanding and to pay all reasonable and documented fees and supply all further documents, information and undertakings as may be necessary or advisable for such purpose; provided, however, that if the listing on the Luxembourg Stock Exchange becomes unduly burdensome or impossible, the Issuer will obtain, and will thereafter use its reasonable best efforts to maintain, a listing for the Securities on such other stock exchange as it may, with the approval of the Underwriters, select.

(o)	The Issuer agrees to supply or arrange to have supplied to the Underwriters or their respective agents for delivery to the Luxembourg Stock Exchange, respectively, copies of the Preliminary Prospectus and the Prospectus and such other documents, information and undertakings as may be required for the purpose of obtaining such listing.

7.	The obligations of the Underwriters hereunder to purchase the Securities on the Closing Date are subject to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a)	All necessary foreign regulatory approval has been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriters; if the Issuer shall have elected to rely upon Rule 430A or Rule 434 of the Rules and Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 6(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b)	The representations and warranties of the Issuer in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; the performance by the Issuer of all its obligations and satisfaction of all the conditions on its part to be satisfied at or prior to the Closing Date.

(c)

Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading, or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities or guarantees of the Issuer by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act).

(d)	Since the respective dates as of which information is given in the Prospectus, there shall not have been any adverse change, or any development reasonably likely to involve an adverse change, in the condition (financial or otherwise) or general affairs of the Issuer that is material in the context of the issue of the Securities, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(e)	On or prior to the Closing Date, there having been delivered to the Underwriters legal opinions, dated the Closing Date, of:

(i)	the Office of the Attorney General of Jamaica, substantially in the form set forth in Exhibit I to this Agreement reasonably satisfactory to the Underwriters.

(ii)	Allen & Overy LLP, U.S. legal advisors to the Issuer, substantially in the form set forth in Exhibit II to this Agreement.

(iii)	Gibson, Dunn & Crutcher LLP, U.S. legal advisors to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(iv)	Hart Muirhead Fatta, Jamaican legal advisors to the Underwriters, substantially in the form set forth in Exhibit III to this Agreement.

(f)	The execution and delivery by all parties thereto of the Fiscal Agency Agreement and any other agreements necessary for the consummation of the transactions contemplated hereby and thereby on or prior to the Closing Date.

(g)	The Issuer shall have made application to list the Securities on the Luxembourg Stock Exchange prior to the Closing Date.

(h)	The Securities having been accepted for clearance of secondary market trading by DTC, Euroclear and Clearstream Luxembourg.

(i)	On or prior to the Closing Date, there having been delivered to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, the following documents, dated the Closing Date:

(i)	A certificate of the Issuer executed by the Financial Secretary of the Ministry of Finance and Planning or other senior official of the Ministry of Finance and Planning as to the authority, incumbency and specimen signatures of the persons who have executed or will execute this Agreement, the Securities, the Fiscal Agency Agreement and the other instruments and documents to be executed and delivered hereunder and thereunder by the Issuer.

(ii)

A certificate signed by an Authorized Official (as defined below) certifying (A) at the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date, the Registration Statement and the Prospectus did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (I) in the case of the Registration Statement, not misleading and (II) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading, (B) when any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(b) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) as to the effect and continued accuracy of the representation and warranties set forth in subsection (a) of this Section 7, and (D) that all statistical information in the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto is presented on a basis consistent with public official documents of the Issuer; provided, however, that the foregoing certification shall not apply to any statements in or omissions from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto of any Underwriters’ Information. For purposes of this Agreement “Authorized Officials” shall mean any one of Consul General of Jamaica, New York, New York, Murna Morgan, Senior Director of the Ministry of Finance and Planning or Nicole Lambert, Divisional Director of the office of the Attorney General of Jamaica.

(iii)	Originals or copies, certified by the appropriate officials of the Government of Jamaica, of the following authorizations, consents and approvals of the Minister of Finance and Planning relating to the issuance of the Securities:

(A)	Loan Act, 1964, as amended

(x)	Direction, signed by the Minister of Finance and Planning or the Financial Secretary of the Ministry of Finance and Planning, dated the Closing Date, specifying that the borrowings by the Issuer shall be deemed to be raised in those countries set out in such Direction.

(y)

Certificate, signed by the Minister of Finance and Planning or the Financial Secretary of the Ministry of Finance and Planning, dated the Closing Date, certifying as to the aggregate loans outstanding under the Loan Act, 1964, as amended, certifying that the Issuer has sufficient borrowing capacity for the issuance of the Securities and that the issuance of the Securities and the transactions contemplated thereby does not and will not exceed the limitation on borrowing contained in, or otherwise violate, the Loan Act, 1964, as amended.

(B)	Loans (Canada, United States of America and Other Specified Countries) Act

(x)	Direction, signed by the Minister of Finance and Planning, dated the Closing Date, specifying that the borrowings by the Issuer shall be deemed to be raised in those countries set out in such Direction.

(y)	Declaration Order, signed by the Minister of Finance and Planning, dated the Closing Date, declaring that the Loans (Canada, United States of America and Other Specified Countries) Act shall be applicable to the borrowings by the Issuer in the countries designated in such Order.

(C)	The Stamp Duty Act

Remission Notice pursuant to Section 80B of the Stamp Duty Act, signed by the Minister of Finance and Planning.

(D)	The Income Tax Act

Declaration of Exemption Order pursuant to Section 12(m) of the Income Tax Act, signed by the Minister of Finance and Planning.

(E)	The Transfer Tax Act

Remission Notice pursuant to Section 46 of the Transfer Tax Act, signed by the Minister of Finance and Planning.

(iv)	Letter from the Process Agent accepting such appointment.

(j)	Prior to the Closing Date, the Issuer shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may have reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates or other documents referred to in or contemplated by this Agreement shall not be in all material respects satisfactory in form and substance to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled by the Underwriters at, or at any time prior to, the Closing Date.

The Underwriters may, at their discretion, waive compliance with the whole or any part of this Section 7.

8.	The Issuer and the Underwriters agree:

(a)	The Issuer shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or

Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Issuer will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriters’ Information provided by the respective Underwriter. This indemnity will be in addition to any liability which the Issuer may otherwise have including under this Agreement.

The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter if such Underwriter failed to deliver a Prospectus (as then amended or supplemented) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if (i) such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus, (ii) such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person, and (iii) the Issuer provided Prospectuses to the Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to Closing.

(b)

Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Issuer, its officials and representatives, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with

Underwriters’ Information provided by the respective Underwriter. This indemnity will be in addition to any liability which the Underwriters may otherwise have including under this Agreement.

(c)	Promptly after receipt by an indemnified party of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8 notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 and, in any event, shall not relieve it from any liability that such indemnifying party may have otherwise then on account on this Section 8). The indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any person the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and expenses of such counsel related to such proceeding. Except as otherwise provided in this Section 8(c), in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying parties do not diligently defend such action after the assumption thereof, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if a proceeding is settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party, and (C) the indemnifying parties reaffirm their obligations to the indemnified parties to indemnify such parties pursuant to this Section 8.

(d)	In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable to or is insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by a party to this Agreement any contribution received by such party from persons, other than any other party to this Agreement, who may also be liable for contribution) as incurred to which the Issuer and the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Issuer and the Underwriters from the offering of the Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuer and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Underwriters shall be deemed to be in the same proportion as (i) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and (ii) the total underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Issuer and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities are underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within in the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.

9.

Notwithstanding anything contained in the Agreement herein, this Agreement may be terminated in the absolute discretion of the Underwriters, by notice given to the Issuer, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Stock Market or the Luxembourg Stock Exchange, (b) trading of any securities of or guaranteed by the Issuer shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities, or (d)(i) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) there shall have been any other calamity or crisis, or any calamity or crisis arising from a change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

Notwithstanding any termination of this Agreement, the provisions of this Section 9 and of Sections 4, 5, 8 and 11 through 17, inclusive, shall be in full force and effect at all times after the execution hereof.

10.	This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of Securities to be issued pursuant to this Agreement without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be issued pursuant to this Agreement, and arrangements satisfactory to the Underwriters and the Issuer for the purchase of such Securities are not made within five days after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Issuer. In any such case either the Underwriters or the Issuer shall have the right to postpone the Closing Date to effect any changes made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Issuer agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Issuer agrees to reimburse the Underwriters for all out of pocket expenses (excluding the fees and expenses of their counsel)

reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.	The Issuer submits to the non-exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, The City of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Issuer irrevocably agrees not to claim and irrevocably waives any sovereign or other immunity to the fullest extent permitted by law (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States). The Issuer hereby designates and appoints the Consul General of Jamaica, presently located in New York, New York (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of the Consul General of Jamaica, presently located in New York, New York as such authorized agent shall become effective immediately without any further action on the part of the Issuer. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 12 and reasonably satisfactory to the Underwriters. If the Process Agent shall cease to act as agent for services of process, the Issuer shall appoint, without unreasonable delay, another such agent, and notify the Underwriters of such appointment. The Issuer represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Issuer hereby authorizes and directs the Process Agent to accept such service. The Issuer further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon the Issuer in any such legal suit, action or proceeding. Nothing herein shall affect the right of the Underwriters or any person controlling the Underwriters to serve process in any other manner permitted by law.

13.	The obligation of the parties to make payments hereunder is in U.S. dollars (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which such receipt shall exceed the full amount of the Obligation Currency, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

14.	This Agreement shall inure to the benefit of and be binding upon the Issuer, the Underwriters, each affiliate of the Underwriters which assists the Underwriters in the distribution of the Securities, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

15.	All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by certified mail or recorded hand delivery or transmitted by facsimile with telephonic confirmation. Notices to the Underwriters shall be given to: Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179 (telefax: 212-272-5110); Attention: Ajata Mediratta, Managing Director; Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 (telefax: 212-797-5158); Attention: DCM-Latin America; and UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 06901 (telefax: 203-719-1620); Attention: Marcelo Delmar. Notices to the Issuer shall be given to it at Government of Jamaica, Financial Secretary, Ministry of Finance and Planning, 30 National Heroes Circle, Kingston 4, Jamaica, W.I. (telefax: 876-924-9291).

16.	This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17.	This Agreement is made and entered into the State of New York. All negotiations of this Agreement occurred, or were initiated in, the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

GOVERNMENT OF JAMAICA

By:	/s/ MURNA MORGAN
Name: Murna Morgan
Title: Senior Director, Ministry of Finance and Planning

Accepted: May 25, 2005

BEAR, STEARNS & CO. INC.

By:	/s/ AJATA MEDIRATTA
Name: Ajata Mediratta Title: Managing Director

Accepted: May 25, 2005

DEUTSCHE BANK SECURITIES INC.

By:	/s/ MARCELO BLANCO
Name: Marcelo Blanco
Title: Managing Director

By:	/s/ CARLOS MENDOZA
Name: Carlos Mendoza
Title: Vice President

Accepted: May 25, 2005

UBS SECURITIES LLC

By:	/s/ ANTONIO CASTANO
Name: Antonio Castano
Title: Executive Director

By:	/s/ JOHN B. CORCORAN
Name: John B. Corcoran
Title: Executive Director Fixed Income Syndicate

SCHEDULE A

Underwriters	Principal Amount of Securities to Be Purchased
Bear, Stearns & Co. Inc.	U.S.$	285,000,000
Deutsche Bank Securities Inc.	U.S.$	7,500,000
UBS Securities LLC	U.S.$	7,500,000
Total:	U.S.$	300,000,000

Exh. III-24